Exhibit 5.1
[Goodwin Procter LLP Letterhead]
February 12, 2010
Medical Properties Trust, Inc.
1000 Urban Center Drive, Suite 501
Birmingham, Alabama 35242
               Re:      Securities Being Registered under Registration Statement on Form S-3
Ladies and Gentlemen:
               This opinion letter is furnished to you in connection with your filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (i) common stock, par value $0.001 per share (the “Common Stock”), of Medical Properties Trust, Inc., a Maryland corporation (the “Company”), and (ii) preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”), or any combination thereof. Common Stock and Preferred Stock are referred to collectively herein as the “Securities.” Securities may be issued in an unspecified number. The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.
               We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions expressed below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.
               The opinions expressed below are limited to New York law, the Maryland General Corporation Law (which includes applicable reported judicial decisions interpreting the Maryland General Corporation Law).
               For purposes of the opinions expressed below, without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued shares of Common Stock or Preferred Stock, as applicable, together with the total number of shares of such stock reserved for issuance upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock or Preferred Stock, as applicable, under the Company’s Certificate of Incorporation, as amended and then in effect (the “Certificate of Incorporation”).
               For purposes of the opinions expressed below, we refer to the following as the “Future Authorization and Issuance” of Securities;

Medical Properties Trust, Inc.
February 12, 2010

i.	with respect to any of the Securities, (a) the authorization by the Company of the terms and issuance of such Securities (the “Authorization”) and (b) the issuance of such Securities in accordance with the Authorization therefor upon the receipt by the Company of the consideration (which, in the case of shares of Common Stock or Preferred Stock, is not less than the par value of such shares) to be paid therefor in accordance with the Authorization; and

ii.	with respect to Preferred Stock, (a) the establishment of the terms of such Preferred Stock by the Company in conformity with the Certificate of Incorporation and applicable law and (b) the execution, acknowledgement and filing with the State Department of Assessment and Taxation of Maryland by the Company, and the effectiveness of, a certificate of designations to the Certificate of Incorporation setting forth the terms of such Preferred Stock in accordance with the Certificate of Incorporation and applicable law.
                    Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:
(1)	Upon the Future Authorization and Issuance of shares of Common Stock, such shares of Common Stock will be validly issued, fully paid and nonassessable.

(2)	Upon the Future Authorization and Issuance of shares of Preferred Stock, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.
                   This opinion letter and the opinions it contains shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section as published in 53 Business Lawyer 831 (May 1998).
                   We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.
Very truly yours,
/s/ GOODWIN PROCTER LLP
GOODWIN PROCTER LLP